SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 5, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 5, 2007, ON Semiconductor announced in a news release that its largest shareholder, TPG Advisors II Inc., sold 45 million shares of ON Semiconductor’s common stock. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the above-referenced transaction, ON Semiconductor Corporation entered into an Underwriting Agreement with TPG Semiconductor Holdings LLC, TPG ON Holdings LLC and Lehman Brothers Inc. dated February 5, 2007. A copy of this Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Certain information in this Item 8.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 5, 2007 among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC, TPG ON Holdings LLC and Lehman Brothers Inc.

99.1	News release for ON Semiconductor Corporation dated February 5, 2007 titled “ON Semiconductor Announces Sale of Shares by Texas Pacific Group”[1]

[1]	Furnished and not filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 6, 2007	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 5, 2007 among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC, TPG ON Holdings LLC and Lehman Brothers Inc.

99.1	News release for ON Semiconductor Corporation dated February 5, 2007 titled “ON Semiconductor Announces Sale of Shares by Texas Pacific Group”[1]

[1]	Furnished and not filed.

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